EXHIBIT 99.1

UFP Technologies Acquires AQF Medical

NEWBURYPORT, Mass., Aug. 26, 2024 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products, today announced the acquisition of AQF Limited (“AQF Medical”). Headquartered in Navan, Ireland with additional joint venture operations in Singapore, AQF Medical develops and manufactures custom-engineered foam and thermoplastic components used in a wide range of medical devices and packaging.

“We are excited about the addition of AQF Medical, our fourth acquisition in the past few months,” said R. Jeffrey Bailly, Chairman and CEO of UFP Technologies. “AQF Medical, with their excellent leadership team and strong reputation, brings significant value to our MedTech platform. Their expertise in converting specialty foams and films, and their strategically located factory for the MedTech market, give us the expanded European manufacturing presence our clients have requested and their joint venture facility in Singapore will enable us to support the Asian market locally.”

“We have a deep understanding of their processes and materials as our companies have served similar segments and applications for years,” continued Bailly. “In addition, we share numerous clients and their talented leadership team will be instrumental in continuing our international growth.”

“We are extremely pleased to join the UFP family and look forward to working together to create new opportunities that will be mutually beneficial to our worldwide client base,” said Seamus Fagan, Managing Director, AQF Medical. “UFP’s engineering capabilities will enhance our offering to existing customers, and we anticipate that our local knowledge will enable us to identify new clients in both Europe and Asia. We have long admired the UFP growth story, and we look forward to being an integral part of their ongoing journey.”

About UFP Technologies, Inc.

UFP Technologies is a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products. UFP is an important link in the medical device supply chain and a valued outsource partner to most of the top medical device manufacturers in the world. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.

Forward Looking Statements

This press release contains statements relating to expected financial performance and/or future business prospects, events, and plans that are forward-looking statements. Such statements include but are not limited to: the anticipated effects on us of acquiring AQF Medical; anticipated trends in the different markets in which we compete and expectations regarding customer demand; expectations regarding our business opportunities; and statements about our growth potential and strategies for growth. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could adversely affect our business and prospects, and otherwise cause actual results to differ materially from those anticipated by such forward-looking statements, including the risks that the Company will not realize the anticipated benefits of the acquisition of AQF Medical due to the inability of the Company to execute its business strategy, AQF Medical integration strategy or otherwise as well as other risks and uncertainties that are detailed in the documents we file with the SEC. Accordingly, actual results may differ materially. Readers are referred to the documents we file with the SEC, specifically the last report on Form 10-K. The forward-looking statements contained herein speak only of our expectations as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact: Ron Lataille
978-234-0926, rlataille@ufpt.com